REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Newmark Realty Capital, Inc. and NRC Group, Inc. San
Francisco, California
We have examined management's assertion, included in the accompanying Report of Management on Assessment of
Compliance with SEC Regulation AB Servicing Criteria as of and for the year ended December 31, 2012, that Newmark Realty
Capital, Inc. and NRC Group, Inc. (the "Company") complied with the servicing criteria set forth in item 1122(d) of the
Securities and Exchange Commission's Regulation AB, for the Corporate Trust Asset-Backed Securities platform (the
"Platform"), as defined in
management's assertion, except for servicing criteria 1122(d)(1)(ii) and which the Company has determined are not applicable to the activities performed by them with respect to the servicing Platform covered by this report. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with the attestation standards established by the American Institute of
Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and,
accordingly, included examining on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2012, for the Corporate Trust Asset-Backed Securities Platform is fairly stated, in all material respects.
/s/ Armanino LLP
Armanino LLP
San Francisco, California
February 25, 2013